                              EMPLOYMENT AGREEMENT

         THIS EMPLOYMENT AGREEMENT ("Employment Agreement") is made and entered into this 13th day of April, 1997, between RES-CARE, INC., a Kentucky corporation (the "Company"), and PAUL G. DUNN (the "Employee").

         RECITALS:
         ---------

         WHEREAS, the Company has a need for additional business and revenues in the operation or management of facilities, residences and programs in its Division for Persons with Disabilities;

         WHEREAS, the Employee has substantial experience in development matters; and

         WHEREAS, the Company and the Employee have reached agreement on the terms and conditions under which Employee will perform services for the Company.

         AGREEMENT:

         NOW, THEREFORE, in consideration of the premises and the mutual agreements set forth herein, the parties agree as follows:

         1. EMPLOYMENT AND TERM. The Company hereby employs the Employee, and the Employee accepts such employment, upon the terms and conditions herein set forth for an initial term commencing on May 1, 1997, and ending on April 30, 2000, subject to earlier termination only in accordance with the express provisions of this Employment Agreement ("Initial Term"). This Employment Agreement shall be automatically extended on a year-to-year basis (May 1 through April 30 of each successive year), unless sooner terminated in accordance with the express provisions of this Employment Agreement ("Additional Terms"), upon the expiration of the Initial Term or any Additional Term, unless prior to the commencement of a sixty (60) day period expiring at the end of such Initial Term or any Additional Term, the Company or the Employee shall have given written notice to the other stating that the term of this Employment Agreement shall not be extended. For purposes of this Employment Agreement, the term "Term" shall mean the Initial Term plus all Additional Terms.

         2.  DUTIES.

             (a) EMPLOYMENT AS EXECUTIVE VICE PRESIDENT OF DEVELOPMENT. During the Term, the Employee shall serve as the Executive Vice President of Development of the

Company. The Employee shall, subject to the supervision and control of the President and Chief Executive Officer of the Company (the "President") and the Board of Directors of the Company (the "Board"), develop additional business and revenues for the Company's Division for Persons with Disabilities, including, as appropriate, identifying, locating, analyzing, negotiating, and arranging for the acquisition of new business for the Company and its subsidiaries through the acquisition of equity interests in or the assets of existing enterprises, joint venture arrangements, management agreements or consulting agreements. The Employee shall also perform such additional duties as may be prescribed from time to time by the President or the Board, including, without limitation, serving as an officer of one or more subsidiaries or affiliates of the Company, if elected to such positions, without any further salary or other compensation.

             (b) TIME AND EFFORT. The Employee shall devote all of his business time, energies and talents exclusively to the business of the Company and to no other business during the Term of this Employment Agreement; provided, however, that subject to the restrictions in Section 7 hereof, the Employee may (i) invest his personal assets in such form or manner as will not require his services in the operation of the affairs of the entities in which such investments are made and (ii) subject to satisfactory performance of the duties described in Section 2(a) hereof, devote such time as may be reasonably required for him to continue to maintain his current level of participation in various civic and charitable activities.

         3.  COMPENSATION.

             (a) BASE SALARY. The Company shall pay to the Employee during the Term a fixed, annual salary (the "Base Salary"), which initially shall be $150,000. The Base Salary shall be due and payable in substantially equal bi-weekly installments or in such other installments as may be necessary to comport with the Company's normal pay periods for all employees.

         Provided that this Employment Agreement or Employee's employment hereunder shall not have been terminated for any reason, the Base Salary shall be increased, effective as of the first day of each year of the Term, in proportion to the increase in the Consumer Price Index "All-Items" category, as published by the Bureau of Labor Statistics (the "CPI") established for the month of April immediately preceding the date on which the adjustment is to be made over that established for the month of April 1997. If the Bureau of Labor Statistics suspends or terminates its publication of the CPI, the parties agree that a reasonably comparable price index shall be substituted for the CPI.

             (b) ANNUAL BONUS PLAN. The Employee shall participate with the other executive officers of the Company in the Annual Bonus Plan established by the Board, and in connection therewith shall be eligible for an annual bonus of up to twenty-five percent (25%) of his Base Salary (as adjusted by the CPI for the year of the Term for which the bonus is determined), in accordance with and based upon the mutually agreeable performance goals




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

established for the Employee by the President and the Employee and as such Annual Bonus Plan shall be modified by the Board from time to time.

             (c) PARTICIPATION IN BENEFIT, INSURANCE, VACATION AND SICK LEAVE PLANS. Employee shall be entitled to participate in the standard Company benefit package which is to be implemented generally as reflected in Company's Flex-Care Employee guide currently in effect, as modified by the Company from time to time, subject to any eligibility, coverage, qualification or other limitations or restrictions applicable to such benefits. Employee acknowledges that the Company is in the process of modifying its Flex-Care Plan. During the Initial Term and each Additional Term, Employee will be entitled to three (3) weeks of vacation, which vacation may be utilized as earned. Employee will accrue ten (10) days of sick leave for each year of employment. The Employer reserves the right to amend or modify in their entirety or any of the above-mentioned fringe benefit programs.

             (d) PARTICIPATION IN STOCK OPTION PLAN. Employee shall be entitled to participate in the Company stock option plan which is applicable to its managerial employees. Provided Employee continues to be employed hereunder, on the fourth (4th) Thursday of each June commencing in 1998, Employee shall be granted options to purchase 25,000 shares of Company common stock (with such maximum number of shares to be equitably adjusted for stock splits, stock dividends, recapitalizations and the like) for the preceding twelve (12) month period. Provided Employee shall continue to be employed hereunder, any stock options granted to Employee pursuant to this paragraph
(d) shall vest and be exercisable immediately on the date of grant and such options shall have an exercise price based upon the closing sale price of Company common stock as reported on the NASDAQ National Market System on the respective date of grant.

             (e) PARTICIPATION IN RETIREMENT AND PROFIT SHARING PLANS. Employee shall be eligible to participate in any retirement and/or profit sharing plans applicable to the Company's managerial employees, as modified by the Company from time to time, subject to customary vesting and waiting periods.

             (f) ADDITIONAL BENEFITS. As additional consideration for the execution of this Employment Agreement and the continuing services of Employee hereunder, the Company agrees to provide to Employee the following additional benefits:

                   (i) COMPANY LOAN. Upon the execution of this Employment Agreement, the Company will loan to Employee the principal sum of $15,000, and the Employee will execute and deliver to the Company the promissory note in the form attached hereto as Exhibit A (the "Initial Note"). Subject to the provisions of this paragraph (i), the Initial Note shall have a final maturity date of April 30, 2000, at which time the entire principal balance and any accrued and unpaid interest shall be payable. Interest shall accrue and be payable annually on April 30 of each year on the outstanding principal balance at the Prime Rate (as defined below), as adjusted as and when the Prime Rate is adjusted. The "Prime Rate" means at any time the interest rate per annum most recently designated or announced by PNC Bank, Kentucky, Inc. ("Bank") as its "prime rate" in effect at its principal office in Louisville, Kentucky, it being expressly understood and agreed that such term does not necessarily mean or imply that it is the lowest or best rate then available from the Bank. Provided Employee is employed by the Company on April 30 of each year of the Initial Term, $5,000 of the principal balance of the Initial Note and all of the accrued and unpaid interest on the Initial Note as of such date shall be forgiven and discharged by the Company. In addition, if Employee is terminated (A) without Cause (as defined in Section 4(c) hereof) or (B) within three (3) months after the occurrence of a Change of Control (as defined in Section 5(d) hereof) applicable to the Company, the entire principal balance and all accrued and unpaid interest on the Initial Note shall be forgiven and discharged by the Company. The entire principal balance and all accrued and unpaid interest of the Initial Note (other than amounts which may have been previously forgiven and discharged pursuant to this paragraph (i)) shall be immediately due and payable upon Employee's voluntary termination or termination by the Company for Cause.

                          (ii) MOVING EXPENSES. Employee will promptly move his residence from the San Diego, California area to the Louisville, Kentucky metropolitan area. Employee will be reimbursed by the Company for his reasonable and necessary expenses in connection with the relocation of his residence pursuant to the Company's standard relocation policy except that the $5,000 cap on expense reimbursement in such policy shall be waived by the Company. The Company shall also pay the customary closing costs of Employee in connection with the sale of the Employee's existing residence in San Diego, California (the "Existing Residence"), which closing costs shall consist of any reasonable and customary title examination and/or survey expenses, sellers' agent's commission, and escrow and document preparation fees. The Company shall also pay the customary closing costs of Employee in connection with his purchase of a new residence in the Louisville, Kentucky metropolitan area, which closing costs shall consist of any reasonable and customary title examination and/or survey expenses and escrow and document preparation fees.

                          (iii) EDUCATIONAL EXPENSES. Employee is enrolled in the two (2) year Masters of Business Administration Program at the University of Phoenix. Employee's enrollment and participation in such program shall be eligible for reimbursement under the Company's tuition reimbursement plan, subject to all of the customary rules and restrictions of such plan, except that the limitation on maximum reimbursements under such plan shall be waived by the Company.

                          (iv) LOSS ON SALE OF EXISTING RESIDENCE. Employee has received an appraisal of the Existing Residence of $255,000 as of December 1996. To the extent the sales price of the Existing Residence is less than $255,000 (the "Sale Shortfall"), the

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


             Company will lend to Employee, on the date of the closing of his sale of the Existing Residence (the "Closing Date") an amount equal to the lesser of (A) the Sale Shortfall or (B) $15,000. In connection with any such loan, Employee will execute and deliver to the Company a promissory note in the form attached as Exhibit B (the "Residence Note") which shall provide for a maturity date of three (3) years after the Closing Date, at which time the entire principal balance, plus accrued interest at the Prime Rate, would be payable. In addition, the entire principal balance and all accrued and unpaid interest of the Residence Note shall be immediately due and payable upon Employee's termination for any reason or the termination of this Employment Agreement for any reason, including the failure of the parties to extend the same. The parties agree that if this Employment Agreement is extended beyond the Initial Term, the parties shall discuss the possibility of (x) an extension of the maturity date of the Residence Note, and/or (y) a schedule for the forgiveness and discharge of all or a portion of the Residence Note.

                  (g) OUT-OF-POCKET EXPENSES. The Company shall promptly pay the ordinary, necessary and reasonable expenses incurred by Employee in the performance of Employee's duties hereunder (or if such expenses are paid directly by Employee shall promptly reimburse him for such payment), consistent with the reimbursement policies adopted by the Board from time-to-time. Provided, however, such payment or reimbursement shall be subject to prior written approval by the President.

                  (h) WITHHOLDING OF TAXES; INCOME TAX TREATMENT. If, upon the payment of any compensation or benefit to the Employee under this Employment Agreement (including, without limitation, in connection with the exercise of any option or the discharge of any obligation under the Initial Note), the Company determines in its discretion that it is required to withhold or provide for the payment in any manner of taxes, including but not limited to, federal income or social security taxes, state income taxes or local income taxes, the Employee agrees that the Company may satisfy such requirement by:

                        (i) withholding an amount necessary to satisfy such withholding requirement from the Employee's compensation or benefit; or

                        (ii) conditioning the payment or transfer of such compensation or benefit upon the Employee's payment to the Company of an amount sufficient to satisfy such withholding requirement.

The Employee agrees that he will treat all of the amounts payable pursuant to this Employment Agreement as compensation for income tax purposes.

             4. TERMINATION. The Employee's employment hereunder may be terminated under this Employment Agreement as follows, subject to the Employee's rights pursuant to Section 5 hereof:



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

                  (a) DEATH. The Employee's employment hereunder shall terminate upon his death.

                  (b) DISABILITY. If, as a result of the Employee's incapacity due to physical or mental illness, the Employee shall have been absent from his duties hereunder on a full-time basis for 180 consecutive calendar days, and within thirty (30) days after written Notice of Termination is given (which may occur no earlier than thirty (30) days before, but at any time after, the end of such 180-day period), the Employee shall not have returned to the performance of his duties hereunder on a full-time basis, the Company may terminate the Employee's employment hereunder.

                  (c) CAUSE. The Company may terminate the Employee's employment hereunder for Cause. For purposes of this Employment Agreement, the Company shall have "Cause" to terminate the Employee's employment because of the Employee's personal dishonesty, intentional misconduct, breach of fiduciary duty involving personal profit, failure to perform his duties hereunder, conviction of, or plea of nolo contendere to, any law, rule or regulation (other than traffic violations or similar offenses) or breach of any provision of this Employment Agreement.

                  (d) WITHOUT CAUSE. By appropriate action of the Board, the Company shall have the right to terminate the Employee's employment under this Employment Agreement at any time without Cause (as defined in Subsection 4(c)).

                  (e) VOLUNTARY TERMINATION. By not less than thirty (30) days prior written notice to the President, Employee may voluntarily terminate his employment hereunder.

                  (f) NOTICE OF TERMINATION. Any termination during the term of this Employment Agreement of the Employee's employment hereunder (other than termination pursuant to Section 4(a) above) shall be communicated by written Notice of Termination to the Employee hereto (except in the case of termination as described in Section 4(e) above written Notice of Termination shall be delivered by the Employee). For purposes of this Employment Agreement, a "Notice of Termination" shall mean a notice which shall indicate the specific termination provision in this Employment Agreement relied upon and shall set forth in reasonable detail the facts and circumstances claimed to provide a basis for termination of the Employee's employment under the provision so indicated.

                  (g) DATE OF TERMINATION. The "Date of Termination" shall, for purposes of this Employment Agreement, mean: (i) if the Employee's employment is terminated by his death, the date of his death; (ii) if the Employee's employment is terminated on account of disability pursuant to
Section 4(b) above, thirty (30) days after Notice of Termination is given (provided that the Employee shall not, during such 30-day period, have returned to the performance of his duties on a full-time basis), (iii) if the Employee's employment is


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
terminated by the Company for Cause pursuant to Section 4(c) above, the date specified in the Notice of Termination, (iv) if the Employee's employment is terminated by the Employer without Cause, pursuant to Section 4(d) above, thirty (30) days after Notice of Termination is given, (v) if the Employee's employment is terminated voluntarily pursuant to Section 4(e) above, the date specified in the Notice of Termination, and (vi) if the Employee's employment is terminated by reason of an election by either party not to extend the Term, the last day of the then effective Term.

         5.     COMPENSATION UPON TERMINATION OR DURING DISABILITY.

                (a) DEATH. If the Employee's employment shall be terminated by reason of his death, the Employee shall continue to receive his full Base Salary until the date of his death and a Cash Bonus, prorated based upon the number of full months that have elapsed from the immediately preceding May 1 until the date of his death (plus any earned but unpaid Cash Bonus for a prior period).

                (b) DISABILITY. During any period that the Employee fails to perform his duties hereunder as a result of incapacity due to physical or mental illness, the Employee shall continue to receive his full Base Salary until the Date of Termination and shall be entitled to receive a Cash Bonus, prorated based upon the number of full months that have elapsed from the immediately preceding May 1 until the Date of Termination (plus any earned but unpaid Cash Bonus for a prior period). Upon termination due to death prior to a termination as specified in the preceding sentence, Section 5(a) above shall apply.

                (c) CAUSE. If the Employee's employment shall be terminated for Cause, the Company shall, through the Date of Termination, continue to pay the Employee his full Base Salary but the Employee shall not be entitled to receive a Cash Bonus (other than any earned but unpaid Cash Bonus for a prior period), and shall not be eligible for any severance payment of any nature.

                (d) WITHOUT CAUSE. If the Employee's employment shall be terminated without Cause, and such Notice of Termination shall have been given after a Change of Control (as defined below) shall be applicable to the Company, the Employee shall continue to receive his full Base Salary until the Date of Termination and for one (1) year after the Date of Termination. In all other cases in which the Employee's employment shall be terminated without Cause, the Employee shall continue to receive his full Base Salary until the Date of Termination and for six (6) months after the Date of Termination. In all cases in which Employee's employment shall be terminated without Cause, the Employee shall also be entitled to receive a Cash Bonus, prorated based upon the number of full months that have elapsed from the immediately preceding May 1 until the Date of Termination (plus any earned but unpaid Cash Bonus for a prior period). A "Change of Control" shall be applicable to the Company --





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

                   (i) if any person shall acquire more than fifty percent (50%) of the common capital stock of the Company through a tender offer, exchange offer or otherwise;

                   (ii) if the Company shall be a party to a binding agreement to any merger, consolidation or reorganization in which any person who on the date hereof does not own more than ten percent (10%) of the issued and outstanding common capital stock of the Company acquires, beneficially or of record, more than fifty percent (50%) of such stock; or

                   (iii) there shall be a sale of all or substantially all of the assets of the Company.

             (e) EXPIRATION OF TERM. If the Employee's employment shall be terminated by reason of expiration of the Term (irrespective of which party elected not to extend the Term), the Company shall, through the Date of Termination, continue to pay the Employee his full Base Salary and the Company shall pay the Employee his Cash Bonus for the last year of the Term.

             (f) VOLUNTARY TERMINATION. If the Employee's employment shall be terminated pursuant to Section 4(e) hereof, the Company shall, through the Date of Termination, continue to pay the Employee his full Base Salary but the Employee shall not be entitled to receive a Cash Bonus (other than any earned but unpaid Cash Bonus for a period), and shall not be entitled to any severance payment of any nature.

             (g) NO FURTHER OBLIGATIONS AFTER PAYMENT. After all payments, if any, have been made to the Employee pursuant to any of paragraphs (a) through
(f) of this Section 5, the Company shall have no further obligations to the Employee under this Employment Agreement other than the provision of any employee benefits required to be continued under applicable law.

        6. DUTIES UPON TERMINATION. Upon the termination of Employee's employment hereunder for any reason whatsoever (including but not limited to the failure of the parties hereto to agree to the extension of this Employment Agreement pursuant to Section 2 hereof), Employee shall promptly return to the Company any Confidential Information (as defined in Section 7(c)(ii) hereof) and whether or not constituting Confidential Information, any technical data, performance information and reports, sales or marketing plans, documents or other records, rolodexes, and any manuals, drawings, tape recordings, computer programs, discs, and any other physical representations of any other information relating to the Company, its subsidiaries or affiliates or to the Business (as defined in Section 7(c)(iii) hereof) of the Company. Employee hereby acknowledges that any and all of such documents, items, physical representations and information area and shall remain at all times the exclusive property of the Company.




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

        7.   RESTRICTIVE COVENANTS.

             (a) ACKNOWLEDGMENTS. Employee acknowledges that (i) his services hereunder are of a special, unique and extraordinary character and that his position with the Company will place him in a position of confidence and trust with the operations of the Company, its subsidiaries and affiliates (collectively, the "Res-Care Companies") and will allow him access to Confidential Information, (ii) the Company has provided Employee with a unique opportunity as its Executive Vice President of Development, (iii) the nature and periods of the restrictions imposed by the covenants contained in this
Section 7 are fair, reasonable and necessary to protect and preserve for the Company the benefits of Employee's employment hereunder, (iv) the Res-Care Companies would sustain great and irreparable loss and damage if Employee were to breach any of such covenants, (v) the Res-Care Companies conduct and are aggressively pursuing the conduct of their business actively in and throughout the entire Territory (as defined in paragraph (d)(i) of this Section 7), and
(vi) the Territory is reasonably sized because the current Business of the Res-Care Companies is conducted throughout such geographical area, the Res-Care Companies are aggressively pursuing expansion and new operations throughout such geographic area and the Res-Care Companies require the entire Territory for profitable operations.

             (b) CONFIDENTIALITY COVENANT. Having acknowledged the foregoing, Employee covenants that without limitation as to time, he will not directly or indirectly disclose or use or otherwise exploit for his own benefit, or the benefit of any other person, except as may be necessary in the performance of his duties hereunder, any Confidential Information.

             (c) COVENANTS. Having acknowledged the statements in Section 7(a) hereof, Employee covenants and agrees with the Res-Care Companies that he will not, directly or indirectly, from the date hereof until the Date of Termination of Employee's employment hereunder, and for a period of one (1) year thereafter, directly or indirectly (i) solicit, divert or appropriate to himself or any other person, any business or services (similar in nature to the Business) of any person who was an employee or an agent of any of the Res-Care Companies at any time during the last twelve (12) months of Employee's employment hereunder; or (ii) own, manage, operate, join, control, assist, participate in or be connected with, directly or indirectly, as an officer, director, shareholder, partner, proprietor, employee, agent, consultant, independent contractor or otherwise, any person which is, at the time, directly or indirectly, in competition within the Territory with the Business of the Res-Care Companies.

             (d)   DEFINITIONS. For purposes of this Employment Agreement:

                   (i) For purposes of this Section 7, "termination of Employee's employment" shall include any termination pursuant to paragraphs (b), (c), (d) and (e) of Section 5 hereof, the termination of such Employee's employment by reason of the failure of the parties hereto to agree to the extension of this Agreement pursuant to Section 2 hereof or the voluntary termination of Employee's employment hereunder.

                   (ii) The "Territory" shall mean the forty-eight (48) contiguous states of the United States, the United States Virgin Islands and Puerto Rico.

                  (iii) "Confidential Information" shall mean any business information relating to the Res-Care Companies or to the Business (whether or not constituting a trade secret), which has been or is treated by any of the Res-Care Companies as proprietary and confidential and which is not generally known or ascertainable through proper means. Without limiting the generality of the foregoing, so long as such information is not generally known or ascertainable by proper means and is treated by the Res-Care Companies as proprietary and confidential, Confidential Information shall include the following information regarding any of the Res-Care
         Companies:

                           (1) any patent, patent application, copyright, trademark, trade name, service mark, service name, "know-how" or trade secrets;

                           (2)      customer lists and information relating to
                                    (i) any client of any of the Res-Care
                                    Companies or (ii) any client of the
                                    operations of any other person or entity for which operations any of the Res-Care Companies provides management services;

                           (3)      supplier lists, pricing policies,
                                    consulting contracts and competitive bid information;

                           (4) records, operational methods and Company policies and procedures, including manuals and forms;

                           (5)      marketing data, plans and strategies;

                           (6)      business acquisition, development,
                                    expansion or capital investment plan or
                                    activities;

                           (7)      software and any other confidential
                                    technical programs;

                           (8) personnel information, employee payroll and benefits data;

                           (9)      accounts receivable and accounts payable;

                           (10) other financial information, including financial statements, budgets, projections, earnings and any unpublished financial information; and

                           (11) correspondence and communications with outside parties.

                    (iv) The "Business" of the Res-Care Companies shall mean the business of providing juvenile treatment or services, services to persons with mental retardation and other developmental disabilities, including but not limited to persons who have been dually diagnosed, services to persons with acquired brain injuries, training services, or providing management and/or consulting services to third parties relating to the foregoing.

                    (v) The term "person" shall mean an individual, a partnership, an association, a corporation, a trust, an unincorporated organization, or any other business entity or enterprise.

               (e) INJUNCTIVE RELIEF, INVALIDITY OF ANY PROVISION. Employee acknowledges that his breach of any covenant contained in this Section 7 will result in irreparable injury to the Res-Care Companies and that the remedy at law of such parties for such a breach will be inadequate. Accordingly, Employee agrees and consents that each of the Res-Care Companies in addition to all other remedies available to them at law and in equity, shall be entitled to seek both preliminary and permanent injunctions to prevent and/or halt a breach or threatened breach by Employee of any covenant contained in this Section 7. If any provision of this Section 7 is invalid in part or in whole, it shall be deemed to have been amended, whether as to time, area covered, or otherwise, as and to the extent required for its validity under applicable law and, as so amended, shall be enforceable. The parties further agree to execute all documents necessary to evidence such amendment.

         8. ENTIRE AGREEMENT; MODIFICATION; WAIVER. This Employment Agreement constitutes the entire agreement between the parties pertaining to the subject matter contained in it and supersedes all prior and contemporaneous agreements, representations, and understandings of the parties. No supplement, modification, or amendment of this Employment Agreement shall be binding unless executed in writing by all parties hereto (other than as provided in the next to last sentence of Section 7(e) hereof). No waiver of any of the provisions of this Employment Agreement will be deemed, or will constitute, a waiver of any other provision, whether or not similar, nor will any waiver constitute a continuing waiver. No waiver will be binding unless executed in writing by the party making the waiver.

         9. SUCCESSORS AND ASSIGNS; ASSIGNMENT. This Employment Agreement shall be binding on, and inure to the benefit of, the parties hereto and their respective heirs, executors, legal representatives, successors and assigns; PROVIDED, HOWEVER, that this Employment Agreement is intended to be personal to the Employee and the rights and obligations of the Employee hereunder may not be assigned or transferred by him.




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

         10. NOTICES. All notices, requests, demands and other communications required or permitted to be given or made under this Employment Agreement, or any other agreement executed in connection therewith, shall be in writing and shall be deemed to have been given on the date of delivery personally or upon deposit in the United States mail postage prepaid by registered or certified mail, return receipt requested, to the appropriate party or parties at the following addresses (or at such other address as shall hereafter be designated by any party to the other parties by notice given in accordance with this Section):

                  To the Company:
                  ---------------

                  Res-Care, Inc.
                  10140 Linn Station Road
                  Louisville, Kentucky 40223
                  Attn:  Ronald G. Geary,
                         President and Chief Executive Officer

                  To the Employee:
                  ----------------

                  Paul G. Dunn
                  11298 Duenda Road
                  San Diego, California 92127


            11. EXECUTION IN COUNTERPARTS. This Employment Agreement may be executed in multiple counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same document.

            12. FURTHER ASSURANCES. The parties each hereby agree to execute and deliver all of the agreements, documents and instruments required to be executed and delivered by them in this Employment Agreement and to execute and deliver such additional instruments and documents and to take such additional actions as may reasonably be required from time to time in order to effectuate the transactions contemplated by this Employment Agreement.

            13. SEVERABILITY OF PROVISIONS. The invalidity or unenforceability of any particular provision of this Employment Agreement shall not affect the other provisions hereof and this Employment Agreement shall be construed in all respects as if such invalid or unenforceable provisions were omitted.

            14. GOVERNING LAW. This Employment Agreement is executed and delivered in, and shall be governed by, enforced and interpreted in accordance with the laws of, the Commonwealth of Kentucky.

            15. TENSE; CAPTIONS. In construing this Employment Agreement, whenever



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
appropriate, the singular tense shall also be deemed to mean the plural, and vice versa, and the captions contained in this Employment Agreement shall be ignored.

            16. SURVIVAL. The provisions of Sections 5, 6 and 7 hereof shall survive the termination, for any reason, of this Employment Agreement, in accordance with their terms.

            IN WITNESS WHEREOF, the parties hereto have executed this Employment Agreement on the day and year set forth above.

                                 RES-CARE, INC.

                                 By:  /s/ Ronald G. Geary
                                    ------------------------------------------
                                         Ronald G. Geary
                                         President and Chief Executive Officer

                                 /s/ Paul G. Dunn
                                 ---------------------------------------------
                                 Paul G. Dunn



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